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                                                                     EXHIBIT 5.2



                                                                     File Number
                                                                          892620



                                  May 7, 2002



MeriStar Hospitality Corporation
1010 Wisconsin Avenue, N.W.
Washington, DC 20007

               Re:      Registration Statement on Form S-3 (File No. 333-85162)

Ladies and Gentlemen:


                  We have served as Maryland counsel to: (a) MeriStar Hospitality Corporation, a Maryland corporation (the "Company"), and (b) MeriStar Sub 6M Company, a Maryland general partnership ("Sub 6M"), in connection with certain matters of Maryland law arising out of the registration of the following securities having an aggregate initial offering price of up to $500,000,000 (collectively, the "Securities"): (i) shares of common stock, par value $0.01 per share, of the Company ("Common Shares"); (ii) shares of preferred stock, par value $0.01 per share, of the Company ("Preferred Shares");
(iii) depositary shares representing fractional interests in Preferred Shares;
(iv) debt securities of the Company ("Company Debt Securities"); (v) warrants to purchase Common Shares, Preferred Shares or Company Debt Securities ("Warrants"); (vi) guarantees of debt securities of MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership ("Partnership Debt Securities"), by the Company ("Company Guarantees"); and (vii) guarantees of Company Debt Securities and Partnership Debt Securities by Sub 6M ("Sub 6M Guarantees"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed by the Company with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.



                  In connection with our representation of the Company and Sub 6M, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):


                  1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

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MeriStar Hospitality Corporation
May 7, 2002
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                  2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

                  3. The Bylaws of the Company (the "Bylaws"), certified as of the date hereof by an officer of the Company;


                  4. The Partnership Agreement of Sub 6M (the "Sub 6M Agreement"), certified as of the date hereof by the general partners of Sub 6M;


                  5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

                  6. Resolutions adopted by the Board of Directors of the Company (the "Board") relating to the registration of the Securities (the "Resolutions"), certified as of the date hereof by an officer of the Company;

                  7. A certificate executed by an officer of the Company, dated as of the date hereof;


                  8. A certificate executed by MeriStar Sub 6A, LLC and MeriStar Sub 6F, LLC, each a Delaware limited liability company and a general partner of Sub 6M (collectively, the "General Partners"), dated as of the date hereof; and


                  9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed the following:

                  1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.


                  3. Each of the parties (other than the Company and Sub 6M) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.


                  4. All Documents submitted to us as originals are authentic. All documents submitted to us as certified or photostatic copies conform to the original documents. All





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MeriStar Hospitality Corporation
May 7, 2002
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All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

                  5. The Securities will not be issued or transferred in violation of any restriction or limitation contained in the Charter.

                  6. The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with, and not in violation of, the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions (such approval referred to herein as the "Company Proceedings").


                  7. The issuance of, and certain terms of, Sub 6M Guarantees to be issued by Sub 6M from time to time will be approved by the General Partners in accordance with, and not in violation of, the Maryland Uniform Partnership Act and the Sub 6M Agreement (such approval referred to herein as the "Sub 6M Proceedings").


                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                  1. The Company is a corporation duly incorporated and existing under the laws of the State of Maryland and is in good standing with the SDAT.


                  2. Sub 6M is a general partnership duly formed and existing under the laws of the State of Maryland.


                  3. Upon the completion of all Company Proceedings relating to the Securities that are Common Shares (the "Common Securities") and the due execution, countersignature and delivery of certificates representing Common Securities and assuming that the sum of (a) all Common Shares issued as of the date hereof, (b) any Common Shares issued between the date hereof and the date on which any of the Common Securities are actually issued (not including any of the Common Securities) and (c) the Common Securities will not exceed the total number of Common Shares that the Company is then authorized to issue, the Common Securities will be duly authorized and, when and if delivered against payment therefor in accordance with the Charter, the Registration Statement, the Resolutions and the Company Proceedings, will be validly issued, fully paid and nonassessable.

                  4. Upon the completion of all Company Proceedings relating to the Securities that are Preferred Shares (the "Preferred Securities") and the due execution,





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MeriStar Hospitality Corporation
May 7, 2002
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countersignature and delivery of certificates representing Preferred Securities and assuming that the sum of (a) all Preferred Shares issued as of the date hereof, (b) any Preferred Shares issued between the date hereof and the date on which any of the Preferred Securities are actually issued (not including any of the Preferred Securities) and (c) the Preferred Securities will not exceed the total number of Preferred Shares that the Company is then authorized to issue, the Preferred Securities will be duly authorized and, when and if delivered against payment therefor in accordance with the Charter, the Registration Statement, the Resolutions and the Company Proceedings, will be validly issued, fully paid and nonassessable.

                  5. Upon the completion of all Company Proceedings relating to the Securities that are Debt Securities, the issuance of the Debt Securities will be duly authorized.

                  6. Upon the completion of all Company Proceedings relating to the Securities that are Warrants, the issuance of the Warrants will be duly authorized.

                  7. Upon the completion of all Company Proceedings relating to the Securities that are Company Guarantees, the issuance of the Company Guarantees will be duly authorized.


                  8. Upon the completion of all Sub 6M Proceedings relating to the Securities that are Sub 6M Guarantees, the Sub 6M Guarantees will be duly authorized.


                  The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law or concerning any document not governed by the laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We express no opinion as to compliance with, or the applicability of, federal or state securities laws, including the securities laws of the State of Maryland, or the real estate syndication laws of the State of Maryland.

                  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit


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MeriStar Hospitality Corporation
May 7, 2002
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that we are within the category of persons whose consent is required by Section
7 of the 1933 Act.

                                               Very truly yours,


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP